Exhibit 23


               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-37059 and No. 333-
42035) pertaining to the Hadron, Inc. 1994 Stock Option
Plan, As Amended and the Hadron, Inc. 1997
Employee Stock Purchase Plan of our report dated September 3, 1999, with respect to the consolidated financial statements of Hadron, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1999.


                                  /s/ Ernst & Young LLP

Vienna, Virginia
September 22, 1999